UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 10, 2005


                          ATLANTIC WINE AGENCIES, INC.
             (Exact name of registrant as specified in its charter)


        Florida               Atlantic Wine Agencies Inc.         65-1102237
                                Golden Cross House
                                8 Duncannon Street
                                    London
                                   WC2N 4JF
                                 United Kingdom

(State or other jurisdiction    (Address of Principal          (I.R.S. Employer
    of incorporation or           Executive Offices)         Identification No.)
       organization)

Registrant's telephone number, including area code: 011 44 20 7484 5005

Item 8.01 Other Events

         As a further update to our current report filed on April 6, 2005, Atlantic Wine Agencies, Inc. ("Company") has determined that it must unwind the Share Exchange Agreement, effective as of September 14, 2004 (the "Exchange Agreement"), by and between the Company, on the one hand, and Dominion Wines Ltd, ACN 087183739 ("Dominion") and Dominion Estates Pty Ltd, ACN 072221375 ("Estates"; Estates and Wines are hereinafter sometimes collectively referred to as the "Dominion Estates Group") on the other hand.


As we have earlier disclosed, on or about April 4, 2005 Estates was placed into voluntary administration in Australia and Mr. Simon-Wallace Smith was appointed administrator by Estates' Board of Directors.

Since the filing of the administration, we have worked with management of Estates and Dominion as well as the administrator in Australia to unwind the Exchange Agreement as efficiently as possible. As a result of our efforts, both parties have prepared and submitted to the administrator a fully executed Settlement Agreement with related documents which would result in the Company and the Dominion Estates Group being separate entities with no common management or shareholders.

The terms of the Settlement Agreement require, among other things, that the Company and the Dominion Estates Group return the shares of each respective company originally delivered as consideration to the Exchange Agreement, and that and any and all obligations of any of the parties arising from the Exchange Agreement shall, in all respects, be deemed null and void and of no further force and effect. In addition, the Dominion Group has agreed to arrange for the repayment of $3,200,000 to the Company by way of the delivery of a Note to a creditor of the Company in satisfaction of the Company's obligation to such creditor. Such repayment is being made in order to return sums originally advanced by the Company pursuant to the Exchange Agreement to satisfy former bank obligations of Estates. The parties have further agreed to exchange mutual general releases in favor of each other. Section 437F of the Australian Corporations Act 2001 prohibits the transfer of shares in a company whilst it is under administration without court approval. The purpose of this section is to protect the creditors of the company during the administration.

The remaining mechanical steps of the settlement are anticipated to occur in the next few days. Pursuant to the same, the administrator will apply to the Federal Court of Australia for approval of the unwind transaction. We believe that such approval is likely and should occur within the next 30 to 45 days. However, there can be no assurances that such Court will approve our application. Nevertheless, we will continue to update the public as material events unfold.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies, Inc.

Date: June 10, 2005

/s/ Adam Mauerberger
-------------------------------
Mr. Adam Mauerberger, President